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                                                                      EXHIBIT 11

            Healthdyne Information Enterprises, Inc. and Subsidiaries
             Statements of Computation of Per Share Earnings (Loss)
                    (in thousands, except per share amounts)

                                                THREE MONTHS ENDED      SIX MONTHS ENDED
                                                      JUNE 30,              JUNE 30,
                                                ------------------------------------------
                                                  1997       1996       1997        1996
                                                  ----       ----       ----        ----
                                                               (UNAUDITED)
Net earnings (loss)                             $    213   $    256   $   (290)   $    366
                                                ==========================================

Primary shares:
     Weighted average number of common shares
     outstanding                                  20,233     17,029     20,225      16,815

     Additional shares issuable from assumed
     exercise of options (see note 1)              1,091      1,874          0       1,874
                                                ------------------------------------------
                                                  21,324     18,903     20,225      18,689
                                                ==========================================

Earnings (loss) per common share and common
share equivalent                                $   0.01   $   0.01   $  (0.01)   $   0.02
                                                ==========================================

Fully diluted shares:
     Weighted average number of common shares
     outstanding                                  20,233     17,029     20,225      16,815

     Additional shares issuable from assumed
     exercise of options (see note 1)              1,091      1,874          0       1,874
                                                ------------------------------------------
                                                  21,324     18,903     20,225      18,689
                                                ==========================================

Earnings (loss) per common share and common
share equivalent                                $   0.01   $   0.01   $  (0.01)   $   0.02
                                                ==========================================

Note 1: Since stock options are anti-dilutive to the loss per common share calculations, stock options are not considered in such loss per share calculations for the six months ended June 30, 1997.